Sub-Item 77O
Rule 10f-3 Transaction

THE DREYFUS/LAUREL FUNDS, INC.
- Dreyfus Premier Balanced Fund

On May 8, 2007, Dreyfus Premier Balanced Fund, a series of The Dreyfus/Laurel Funds, Inc. (the "Fund"), purchased $70,000 of a corporate bond issued by Credit Suisse USA, Inc. (5.86%, 5/15/2017, Cusip No.: 225448AA7) (the "Bonds") at par. The Bonds were purchased from an underwriting syndicate of which Mellon Financial Markets, an affiliate of the Fund, was a member. Mellon Financial Markets received no benefit in connection with the transaction. The following is a list of the syndicate's primary members:

Banc of America Securities
BBVA, SA
BB&T Capital Markets
BNP Paribas
Citigroup
Credit Suisse
Fifth Third Securities
Fortis Securities
HSBC Securities
ING Wholesale Brokerage
KeyBanc Capital Markets
MFR Securities, Inc.
Mitsubishi UF J Securities
Morgan Keegan & Co.
Popular Securities
Rabo Securities USA
Societe Generale
SunTrust Robinson Humphrey
Trilon Intenational
Utendahl Capital Partners
Wells Fargo Securities

Accompanying this statement are materials presented to the Board of Trustees of the Fund, which ratified the purchase as in compliance with the Fund's Rule 10f-3 Procedures, at the Fund's Board meeting held on July 26, 2007.

Sub-Item 77O
Rule 10f-3 Transaction

THE DREYFUS/LAUREL FUNDS, INC.
- Dreyfus Premier Limited Term Income Fund

On May 8, 2007, Dreyfus Premier Limited Term Income Fund, a series of The Dreyfus/Laurel Funds, Inc. (the "Fund"), purchased $110,000 of a corporate bond issued by Credit Suisse USA, Inc. (5.86% 5/15/2017, CUSIP No.: 225448AA7) (the "Bonds") at par. The Bonds were purchased from an underwriting syndicate of which Mellon Financial Markets, an affiliate of the Fund, was a member. Mellon Financial Markets received no benefit in connection with the transaction. The following is a list of the syndicate's primary members:

Banc of America Securities
BB&T Capital Markets
BBVA, SA
BNP Paribas
Citigroup
Credit Suisse
Fifth Third Securities
Fortis Securities
HSBC Securities
ING Wholesale Brokerage
KeyBanc Capital Markets
MFR Securities, Inc.
Mitsubishi UF J Securities
Morgan Keegan & Co.
Popular Securities
Rabo Securities USA
Societe Generale
SunTrust Robinson Humphrey
Trilon Intenational
Uthendahl Capital Partners
Wells Fargo Securities

Accompanying this statement are materials presented to the Board of Trustees of the Fund, which ratified the purchase as in compliance with the Fund's Rule 10f-3 Procedures, at the Fund's Board meeting held on July 26, 2007.

Dreyfus
A Mellon Financial Company℠

TO: The Board Members of:
The Dreyfus/Laurel Funds, Inc.:
Dreyfus Premier Balanced Fund
Dreyfus Premier Limited Term Income Fund
(each a "Fund")

FROM: James Bitetto
Associate General Counsel

DATE: July 18, 2007

SUBJECT: Review of Compliance with Rule 10f-3 Procedures

****

At the upcoming Board meeting you will be asked to review certain transactions to determine whether such transactions were consistent with the Fund's Rule 10f-3 procedures. The procedures will be available at the meeting.

The attached 10f-3 approval forms, completed by the Fund's portfolio managers, describe the transactions and attest to their compliance with various provisions of Rule 10f-3, including, among other things, that:

1. the securities were either registered under the Securities Act of 1933, government securities, eligible municipal securities, securities sold in eligible Rule 144A offerings, or securities sold in eligible foreign offerings;

2. the securities were purchased prior to the end of the first day on which any sales are made, at a price that is not more than the price paid by each other purchaser of securities in that offering;

3. the securities were offered pursuant to a firm commitment underwriting;

4. the commission, spread or profit received or to be received by the principal underwriters is reasonable and fair compared to the commission, spread or profit received by others in connection with the underwriting of similar securities being sold during a comparable period of time; and

5. the securities were purchased from a member of the syndicate other than the affiliated underwriter.

The portfolio managers or a representative from Dreyfus will be available at the meeting to discuss any questions you may have regarding the transactions.

Board Group 5
4/1/07 – 5/31/07

Rule 10f-3 - *Summary*
(Affiliated Underwriters)

Fund	Manager Firm	Are there applicable transactions to report? If Yes, detail attached from Manager	IF YES, Certification attached from Manager that all transactions are in compliance with board approved procedure	Total Value of Securities Purchased by Fund from Syndicate with an Affiliated Underwriter (% of total net assets)	Primary Portfolio Manager
Money Market Funds					
Dreyfus Money Market Reserves	Dreyfus	No			Patricia A. Larkin
Dreyfus U.S. Treasury Reserves	Dreyfus	No			Patricia A. Larkin
Municipal Money Market Funds					
Dreyfus BASIC CA Municipal MM Fund	Dreyfus	No			Joseph Irace
Dreyfus BASIC MA Municipal MM Fund	Dreyfus/Mellon	No			John F. Flahive
Dreyfus BASIC NY Municipal MM Fund	Dreyfus	No			Joseph Irace
Dreyfus Municipal Reserves	Dreyfus	No			Joseph Irace
Balanced Funds					
Dreyfus Premier Balanced Fund	Dreyfus/ Standish/TBCAM	YES	✔	0.16%	Catherine Powers/ John B. Jares
Dreyfus Tax Managed Balanced Fund	Dreyfus/Fayez	No			Joseph Darcy / Fayez S. Sarofim
Fixed Income Funds					
Dreyfus Bond Market Index Fund	Dreyfus/Standish	No			Robert Bayston
Dreyfus High Yield Strategies Fund	Dreyfus/Standish	No			David Bowser
Dreyfus Premier International Bond Fund	Dreyfus/Standish	No			Thomas Fahey
Dreyfus Premier Limited Term High Yield Fund	Dreyfus/Standish	No			David Bowser
Dreyfus Premier Limited Term Income Fund	Dreyfus/Standish	YES	✔	0.34	Christopher M. Pellegrino
Dreyfus Premier Managed Income Fund	Dreyfus/Standish	No			Kent J. Wosepka
Dreyfus Premier Strategic Income Fund	Dreyfus/Standish	No			Kent J. Wosepka
Equity Funds					
Dreyfus BASIC S&P 500 Stock Index Fund	Dreyfus/MEA	No			Thomas J. Durante
Dreyfus Disciplined Stock Fund	Dreyfus/TBCAM	No			Sean P. Fitzgibbon
Dreyfus Premier Core Equity Fund	Fayez	No			Fayez S. Sarofim
Dreyfus Premier Core Value Fund	Dreyfus/TBCAM	No			Brian C. Ferguson
Dreyfus Premier Equity Income Fund	Dreyfus/MEA	No			Jocelin A. Reed
Dreyfus Premier Large Company Stock Fund	Dreyfus/TBCAM	No			Sean P. Fitzgibbon
Dreyfus Premier Midcap Stock Fund	Dreyfus/MEA	No			John R. O'Toole
Dreyfus Premier Small Cap Value Fund	Dreyfus/MEA	No			Adam T. Logan
Dreyfus Premier Tax Managed Growth Fund	Fayez	No			Fayez S. Sarofim

FRM 101-20(A)
EXHIBIT D

PRE-PURCHASE APPROVAL FORM
PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE
To be used for compliance with Rule 10f-3 and/or Rule 23B

Note: Refer to page 3 of the policy if the investment unit will purchase more than 5% of the overall principal of this issue.

1. Account/Fund Name: **Dreyfus Premier Balanced**
2. Anticipated Purchase Date: **05/08/07**
3. Total Net Assets of Account/Fund: **$44,214,980**
4. Type and Description of Security to be Purchased: **Credit Suisse Fix to Float Rate (5.86%) Perpetual/Call 5/15/2017**
5. Credit Rating of Security (Rating/Rating Agency): **Aa3/Moody's A/S&P A+/Fitch**
6. Name of Underwriting Syndicate Dealer Effecting Transaction: **Banc of America Secs; BB&T Capital Mkts; BBVA, SA; BNP Paribas; Citigroup; Credit Suisse; Fifth Third Securities; Fortis Secs; HSBC; ING Wholesale Bkg; KeyBanc Capital Mkts; Mitsubishi UFJ Secs; Morgan Keegan & Co; Popular Secs; Rabo Secs USA; Societe Generale; SunTrust Robinson Humphrey; Wells Fargo Secs; MFR Secs, Inc; Trilon International; Utendahl Capital Partners**
7. Name of Affiliated Underwriter in Underwriting Syndicate: **Mellon Financial Markets as a Jr Co-Manager**
8. Issue Size: **1,250,000 M**
9. CUSIP: **225448AA7**
10. Amount Purchased by Account/Fund: **70,000**
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: **0.01%**
12. Amount Purchased as a Percentage of Account/Fund Assets: **0.16%**
13. Purchase Price of Securities (if at par, so state): **100, at par**
14. Commission/Spread Received by Principal Underwriters: **1%**
15. Yield (as applicable): **5.86**
16. Benchmark Yield (as applicable): **4.63**
17. Description of Benchmark (as applicable): **US Treasury**
    (e.g., Treasury Bond)

REPRESENTATIONS (Must Be Confirmed Or Trade Can Not Be Made)

This transaction complies with all applicable provisions of the *Policy For Fiduciary Account Purchases Of Securities Underwritten By An Affiliate*.

This purchase will not be designated as a "group sale" or otherwise allocated to the affiliated underwriter's account and the purchase of these securities will not benefit a direct or indirect affiliated entity of Mellon.

The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any Mellon affiliate or any other party, including, without limitation, another party to the transaction.

The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.

[signature]	5/7/07	[signature]	4/19/07
Portfolio Manager	Date/Time	CIO/Designate	Date/Time

FRM 101-20(A)
EXHIBIT D

PRE-PURCHASE APPROVAL FORM
PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE
To be used for compliance with Rule 10f-3 and/or Rule 23B

Note: Refer to page 3 of the policy if the investment unit will purchase more than 5% of the overall principal of this issue.

1. Account/Fund Name: **Dreyfus Premier Limited Term Income**
2. Anticipated Purchase Date: **05/08/07**
3. Total Net Assets of Account/Fund: **$32,691,387**
4. Type and Description of Security to be Purchased: **Credit Suisse Fix to Float Rate (5.86%) Perpetual/Call 5/15/2017**
5. Credit Rating of Security (Rating/Rating Agency): **Aa3/Moody's A/S&P A+/Fitch**
6. Name of Underwriting Syndicate Dealer Effecting Transaction: **Banc of America Secs; BB&T Capital Mkts; BBVA, SA; BNP Paribas; Citigroup; Credit Suisse; Fifth Third Securities; Fortis Secs; HSBC; ING Wholesale Bkg; KeyBanc Capital Mkts; Mitsubishi UFJ Secs; Morgan Keegan & Co; Popular Secs; Rabo Secs USA; Societe Generale; SunTrust Robinson Humphrey; Wells Fargo Secs; MFR Secs, Inc; Triton International; Utendahl Capital Partners**
7. Name of Affiliated Underwriter in Underwriting Syndicate: **Mellon Financial Markets as a Jr Co-Manager**
8. Issue Size: **1,250,000 M**
9. CUSIP: **225448AA7**
10. Amount Purchased by Account/Fund: **110,000**
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: **0.02%**
12. Amount Purchased as a Percentage of Account/Fund Assets: **0.34%**
13. Purchase Price of Securities (if at par, so state): **100, at par**
14. Commission/Spread Received by Principal Underwriters: **1%**
15. Yield (as applicable): **5.86**
16. Benchmark Yield (as applicable): **4.63**
17. Description of Benchmark (as applicable): **US Treasury**
    (e.g., Treasury Bond)

REPRESENTATIONS (Must Be Confirmed Or Trade Can Not Be Made)

This transaction complies with all applicable provisions of the *Policy For Fiduciary Account Purchases Of Securities Underwritten By An Affiliate*.

This purchase will not be designated as a "group sale" or otherwise allocated to the affiliated underwriter's account and the purchase of these securities will not benefit a direct or indirect affiliated entity of Mellon.

The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any Mellon affiliate or any other party, including, without limitation, another party to the transaction.

The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.

[signature]	5/21/07	[signature]	6/14/07
Portfolio Manager	Date/Time	CIO/Designate	Date/Time

D/LFI-
Dreyfus Premier Balanced Fund
Dreyfus Premier Limited Term Income Fund

PROPOSED RESOLUTION

RESOLVED, that the transaction engaged in by the Fund, pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended, hereby is determined to have been effected in compliance with the Procedures adopted by the Board with respect to such transaction.